LICENCE AGREEMENT

      THIS AGREEMENT is made as of the 31st day of August, 2000.

B E T W E E N:

            CAMERON CHELL, of the City of Calgary in the Province of Alberta

            (hereinafter called the "Licensor")

                                     - and -

            NETWORKS NORTH, INC., a corporation incorporated pursuant to the laws of the State of New York, and

            NETWORKS NORTH ACQUISITION CORP., a corporation incorporated pursuant to the laws of the Province of Ontario

            (hereinafter jointly called the "Licensee")

      WHEREAS the Licensor is the owner of the full right, title and interest in Canada and the United States in and to the trade-marks, domain names and stylized logos set out in Schedule "A" attached hereto and made a part hereof (hereinafter called the "Marks") for use in association with the provision of access to venture capital start-up companies engaged in technology innovation, and the provision of financing, compliance and legal expertise, business strategy, and business management consultation services, and the provision of public investor relation services to others (hereinafter called the "Services");

      AND WHEREAS the Licensee wishes to use the Marks in association with the provision of the Services;

      AND WHEREAS the Licensor is willing to license the Licensee to use the Marks, subject to and upon the terms and conditions hereof;

      NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1. The Licensor hereby grants to the Licensee, subject to the terms and conditions of this agreement, an exclusive, non-transferable licence to use the Marks set out in Schedule "A" hereto, as it may be amended from time to time, in association with the Services provided that:

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                                     _ 2 _


      (a) the Licensee accepts that its usage of the Marks shall at all times be under the control of the Licensor, and the Licensee co-operates with Licensor in facilitating the exercise of such control by the Licensor;

      (b) the Licensee adheres to the standards, if any, governing all advertising and promotional material in association with the Marks that are set from time to time by the Licensor;

      (c) the Licensor shall have the right of access to the Licensee's premises, during normal business hours, for the purpose of inspecting the advertising and promotional materials used by the Licensee in association with the Marks in order to ensure the quality thereof;

      (d) the Licensee providing to the Licensor, if requested by the Licensor, specimens of its usage of the Marks and specimens of the advertising and promotional materials used by the Licensee in associations with the Marks;

      (e) the Licensee uses the Marks only in the form and manner, and only with the following legend when requested by the Licensor, or such other legend as may be prescribed from time to time by Licensor:
            "The trademark "CHELL.COM" (or "CHELL CORPORATION", or "CHELL MERCHANT CAPITAL GROUP" as the case may be), is owned by Cameron Chell and used under licence.";

      (f) the Licensee uses the Marks only in association with the Services and with no other goods or services unless the written consent of the Licensor is obtained, which consent may be arbitrarily withheld; and

      (g) the Licensee does nothing inconsistent with the validity of the Marks or inconsistent with the Licensor's ownership of the Marks.

Notwithstanding the foregoing, the Licensee acknowledges and agrees that certain corporations currently existing and controlled by the Licensor, including Chell.com Ltd., Chell Corporation, Chell.com/Investment Inc., Chell.com/Film Inc. and Chell.com/Air Inc., are currently using the Marks, and may continue to use the Marks notwithstanding the grant of the license herein to the Licensee.

2. The parties may from time to time amend the contents of Schedule "A" hereto by adding or deleting trademarks, domain names, and stylized logos. Such amendments may be effected by an authorized signing officer of each party initialling and dating an amended Schedule "A", with the amended Schedule "A" becoming effective on the date on which both signing officers have initialled same. The terms and conditions of this agreement shall apply to such amended Schedule "A" as fully and completely as though it had always formed part of this agreement.

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                                     _ 3 _


3. In consideration of the continuing use of the Marks, the Licensee shall pay to the Licensor on execution hereof and on each anniversary during the term, a license fee of One Dollar ($1.00) per annum.

4.    (a)   The Licensee shall not use the Marks, or any of them, in its business name without the prior written consent of Licensor, which is hereby granted to Networks North, Inc. for the use of the CHELL
            CORPORATION name. In the event that such consent is given, the Licensee agrees that such usage shall enure to the benefit of the Licensor and shall be in strict accordance with any terms and conditions set by the Licensor.

      (b) On all signs, labels, designs, cartons, containers, invoices, letterhead, or other documents, and advertising materials of any kind, printed by or on behalf of the Licensee on which the Marks appears, the Marks shall be followed with the superscript (TM) symbol until such time that the Licensor provides the Licensee with notice of registration after which the Marks shall be followed with the encircled (R) symbol, and at any time when requested by the Licensor, there shall be a brief statement that the Licensor is the owner of the Marks, and if the name of the Licensee shall appear on any such materials there shall be a brief statement that it is a Licensee.

5.    (a)   This agreement shall commence as of the date hereof and continue in full force and effect commencing as of the date hereof and shall terminate as set out herein.

      (b) The Licensor shall have the right to terminate this agreement, effective immediately, upon:

            (i) a commission of a breach of this agreement by the Licensee, which breach is not cured or resolved within ten (10) days' of receipt of written notice of such breach; or

            (ii)  Cameron Chell ceasing to be a director of the Licensee.

6.    (a)   Upon the termination of this agreement, for any reason whatsoever, the Licensee shall promptly take such reasonable actions to cease any and all use of the Marks.

      (b) Further, following termination, the Licensee shall not do anything inconsistent with the validity of the Marks or inconsistent with Licensor's ownership of the Marks. Without limitation, Licensee shall not use any of the Marks, or any word or design confusing with any of the Marks, either as a trademark, trade name, or domain name, or as an element in a trademark, a trade name or domain name.

7. Notwithstanding anything herein contained, this Agreement shall be terminated immediately and of no further force and effect subject to the limitations set out herein, if the Licensee:

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                                     _ 4 _


      (a) commits an act of bankruptcy or becomes an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) or makes a filing under Chapter 11 of the United States Bankruptcy Code;

      (b) files, or fails to contest within three (3) days of filing and subsequently defeats, any petition in bankruptcy;

      (c) fails to contest, satisfy, lift or vacate, within ten (10) days, any execution, levy, or distress against the assets of the business of the Licensee;

      (d) fails to contest, within ten (10) days, and have removed the appointment of a receiver or other custodian (either temporary or permanent) of the business of the Licensee or any part of its assets; or

      (e) takes the benefit of any act or proceeding for winding up the Licensee or the Licensee's affairs.

8. This agreement and the rights, interests, and obligations therein shall not be assigned or transferred, in the whole or in part, by Licensee, without the prior written consent of the Licensor.

9. The Licensee acknowledges the right and title of the Licensor in and to the Marks in Canada and the United States and of the goodwill attaching to the Marks. The Licensee agrees that such right, title and goodwill shall remain vested in the Licensor both during the term of this Agreement and thereafter in Canada and the United States, and the Licensee undertakes never to challenge or cause to be challenged, either directly or indirectly, the distinctiveness of the Marks, the validity of any registration relating to the Marks, or the ownership of the Marks in Canada and the United States, or to claim in any manner whatsoever that the use of the Marks by the Licensee or by any other or others enures to the benefit of the Licensee or any other or others. The Licensee also undertakes not to register the Marks in any other jurisdiction anywhere in the world.

10. The Licensee will use its best endeavours to preserve the value and validity of the Marks and of any registration thereof and in particular will:

      (a) endeavour to promote and create goodwill in the provision of the Services;

      (b) give to the Licensor any information as to its use of the Marks which the Licensor may require and otherwise render any necessary assistance to the Licensor in obtaining and maintaining registration of the Marks except that the Licensor shall pay all government fees required;

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                                     _ 5 _


      (d) use the Marks in their correct spelling and not as a verb or in the plural or in any other manner which might endanger the validity of the Marks or of the registration thereof;

      (e) not use the Marks unaccompanied by words describing the Services or wares unless the Mark is capitalized or otherwise distinguished from surrounding and adjacent text.

11. In the event that the Licensee learns of any infringement or threatened infringement of the Marks or any actual or intended common law passing off by reason of imitation of get-up or otherwise or that any third party alleges or claims or intends to allege or claim that the Mark is liable to cause deception or confusion to the public, the Licensee shall promptly notify the Licensor giving particulars thereof and the Licensee will provide all information and assistance as may be required by the Licensor in the event that the Licensor decides proceedings should be commenced or defended. Any such proceedings will be commenced or defended solely at the discretion and expense of the Licensor and will be under the control of the Licensor, and the Licensee hereby relinquishes and disclaims any right it might have to commence or defend proceedings in its own name with or without entering the Licensor as a plaintiff or defendant.

12. Failure of either party at any time to require performance of any provisions under this Agreement shall not affect the right of the party requiring performance to require full performance thereafter and a waiver by either party of a breach of any provision of this Agreement shall not be taken or held to be a waiver or any further or similar breach or as nullifying the effectiveness of such provision.

13. Each and every paragraph of this Agreement is severable and any findings of invalidity or any party of this Agreement shall not affect the validity of the remaining portions thereof.

14. This agreement shall enure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and permitted assigns.

15.   (a)   Any written notice or other written communications required or permitted to be given hereunder shall be given by hand delivery or fax at the respective addresses listed below or by mailing the same by registered mail, postage prepaid, and directed to the other party at:

            (i)   In the case of the Licensor:

                  500-630 8th Avenue S.E.
                  Calgary, Alberta
                  T2P 1G6

            (ii)  In the case of the Licensee:

                  14 Meteor Drive

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                                     _ 6 _


                  Toronto, Ontario
                  M9W 1A4.

      (b) Either party may, by giving written notice as provided herein, change its address for receiving notices or communications hereunder.

      (c) Any written notice or communication hereunder shall be deemed to have been received on the date of delivery if delivered by hand or facsimile, or on the fifth day after mailing if delivered by registered mail.

16. This agreement shall be governed by, and construed under, the laws of the Province of Ontario and the laws of Canada applicable therein.

17. This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral. Subject to Section 2 hereof, any amendments or modifications to the within agreement must be made in writing and signed by both parties.

      IN WITNESS WHEREOF the parties have hereto affixed their corporation seals under the hands of their officers duly authorized in that behalf, the day and year first above written.

                                     /s/ Cameron Chell                    (Seal)
---------------------------------    ------------------------------------
Witness                                          Cameron Chell


                                     NETWORKS NORTH, INC.

                                     Per: /s/ Peter Rona                     c/s
                                         ------------------------------------

                                     I have authority to bind the corporation.


                                     NETWORKS NORTH ACQUISITION CORP.

                                     Per: /s/ Don Pagnutti                   c/s
                                         ------------------------------------

                                     I have authority to bind the corporation.

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                                  SCHEDULE "A"

                                   TRADE-MARKS

Trade-Mark              Registration/Application No.        Filing Date

Chell Corporation       Canadian Application No. 1068473    July 25, 2000

Chell Corporation       U.S. Application                    Pending

Chell.com               U.S. Serial No. 76/059,511          May 31, 2000

Chell.com               Canadian Application No. 1059418    May 17, 2000

Chell Merchant
Capital Group           Canadian Application                Pending

Chell Merchant
Capital Group           U.S. Application                    Pending